New Mountain Finance Corporation Announces
Financial Results for the Quarter Ended March 31, 2024

Reports Net Investment Income of $0.36 per Share
Declares a Regular Second Quarter Distribution of $0.32 per Share and a Supplemental Distribution of $0.02 per Share

NEW YORK--(BUSINESS WIRE) — May 1, 2024 -- New Mountain Finance Corporation (NASDAQ: NMFC) (“New Mountain,” “New Mountain Finance” or the “Company”) today announced its financial results for the quarter ended March 31, 2024.
First Quarter Highlights1
•Net investment income of $37.3 million, or $0.36 per weighted average share
•Net asset value of $12.77 per share compared to $12.87 per share as of December 31, 2023. The 0.8% decline is driven by stable core credit performance, offset by a decrease in value in one of the Company's equity positions
•Internal risk rating improved with 96.5% of the portfolio rated green as of March 31, 2024, compared to 94.5% as of December 31, 2023
•Generated $191.8 million of originations2, partially offset by cash repayments2 of $144.9 million
•De-levered from 1.14x3 as of December 31, 2023 to 1.08x3 as of March 31, 2024
•Declared a regular second quarter 2024 distribution of $0.32 per share and a supplemental distribution related to first quarter earnings of $0.02 per share, which will be payable on June 28, 2024 to holders of record as of June 14, 2024

($ in millions, except per share data)	Q1 2024	Q1 2023
Net Investment Income per Weighted Average Share	$0.36	$0.38
Dividends per Share[4]	$0.34	$0.35
Annualized Dividend Yield[5]	10.7%	12.1%

	March 31, 2024	December 31, 2023
Investment Portfolio[6]	$3,086.5	$3,027.8
NAV per Share	$12.77	$12.87
Statutory Debt/Equity[3]	1.08x	1.14x
Statutory Debt/Equity (Net of Available Cash)[3]	1.03x	1.10x
Management Comments on First Quarter Performance
“Our first quarter results reflect another successful quarter for NMFC.” said Steven B. Klinsky, NMFC Chairman. “New Mountain continues to benefit from our disciplined, defensive growth strategy that is focused on end markets that perform well in all economic cycles.”
John R. Kline, CEO, commented: “NMFC’s portfolio continues to be well-positioned as a result of our defensive growth investment strategy. New Mountain delivered stable earnings and strong credit performance during the first quarter with over 96% of the portfolio rated green on our risk rating scale. We believe this is a direct result of our continued effort to invest in high-quality companies and deliver constant yield to our shareholders.”
Portfolio and Investment Activity6
As of March 31, 2024, the Company’s NAV1 was $1,356.9 million and its portfolio had a fair value of $3,086.5 million in 115 portfolio companies, with a weighted average YTM at Cost7 of approximately 11.1%. For the three months ended March 31, 2024, the Company generated $191.8 million of originations2 and cash repayments2 of $144.9 million.

Portfolio and Asset Quality
NMFC’s mandate is to primarily target businesses in the middle market that, consistent with New Mountain’s private equity platform, are high quality, defensive growth companies in industries that are well-researched by New Mountain. The Company’s focus is on defensive growth businesses that generally exhibit the following characteristics: (i) acyclicality, (ii) sustainable secular growth drivers, (iii) niche market dominance and high barriers to competitive entry, (iv) recurring revenue and strong free cash flow, (v) flexible cost structures and (vi) seasoned management teams.

Industry Composition of the Company's Portfolio based on Fair Value10

Software		Business Services
ERP	9.1%	Engineering & Consulting Services	5.4%
IT Infrastructure & Security	7.0%	Real Estate Services	4.5%
Human Capital Management	4.8%	Misc Services	3.5%
Ecommerce & Logistics	4.1%	Insurance & Benefits Services	3.1%
Finance & Accounting	3.4%	Digital Transformation	2.3%
Governance, Risk & Compliance	2.0%	Utility Services	1.7%
Integrated Payments	1.5%	Data & Information Services	0.2%
Total Software	31.9%	Total Business Services	20.7%

Healthcare		Other Industries
Healthcare Services	10.9%	Education	7.3%
Healthcare Software	4.3%	Consumer Services	6.5%
Pharma Services	1.1%	Distribution & Logistics	4.3%
Tech-Enabled Healthcare	1.0%	Financial Services	4.0%
Healthcare Products	0.2%	Packaging	2.3%
		Other	5.5%
Total Healthcare	17.5%	Total Other Industries	29.9%
The Company monitors the performance and financial trends of its portfolio companies on at least a quarterly basis. The Company attempts to identify any developments within the portfolio company, the industry, or the macroeconomic environment that may alter any material element of the Company’s original investment strategy. As described more fully in the Company's Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission, the portfolio monitoring procedures are designed to provide a simple, yet comprehensive analysis of the Company’s portfolio companies based on their operating performance and underlying business characteristics, which in turn forms the basis of its Risk Rating. The Risk Rating is expressed in categories of Green, Yellow, Orange and Red with Green reflecting an investment that is in-line with or above expectations and Red reflecting an investment performing materially below expectations.

The following table shows the Risk Rating of the Company’s portfolio companies as of March 31, 2024:

(in millions)	As of March 31, 2024
Risk Rating	Cost	Percent	Fair Value	Percent	Weighted Average Mark
Green[9]	$2,924.0	93.6%	$2,978.4	96.5%	98.1%
Yellow[6]	87.3	2.8%	63.1	2.1%	72.1%
Orange	73.1	2.3%	41.5	1.3%	67.0%
Red	39.8	1.3%	3.5	0.1%	8.0%
Total	$3,124.2	100.0%	$3,086.5	100.0%

As of March 31, 2024, all investments in the Company’s portfolio had a Green Risk Rating, with the exception of four portfolio companies that had a Yellow Risk Rating, four portfolio companies that had an Orange Risk Rating and three portfolio companies that had a Red Risk Rating.

The following table shows the Company’s investment portfolio composition as of March 31, 2024:

(in millions)
Investment Portfolio Composition	March 31, 2024	Percent of Total
First Lien	$1,757.0	56.9%
Senior Loan Funds & NMNLC[11]	375.2	12.2%
Second Lien[6]	431.5	14.0%
Subordinated	95.2	3.1%
Preferred Equity	215.8	7.0%
Common Equity and Other	211.8	6.8%
Total	$3,086.5	100.0%
Liquidity and Capital Resources
As of March 31, 2024, the Company had cash and cash equivalents of $107.5 million and total statutory debt outstanding of $1,471.0 million3. The Company's statutory debt to equity was 1.08x as of March 31, 2024. Additionally, the Company had $300.0 million of SBA-guaranteed debentures outstanding as of March 31, 2024. As of March 31, 2024, the Company had $687.3 million of available capacity on its Holdings Credit Facility, DB Credit Facility and NMFC Credit Facility.
For the three months ended March 31, 2024, the Company sold 3,730,434 shares of common stock under its equity distribution agreement. For the same period, the Company received total accumulated net proceeds of approximately $47.9 million, including $0.0 million of offering expenses, from these sales.
Recent Developments
On April 18, 2024, the Company’s board of directors declared a regular second quarter 2024 distribution of $0.32 per share and a supplemental distribution related to first quarter earnings of $0.02 per share, each payable on June 28, 2024 to holders of record as of June 14, 2024.
First Quarter 2024 Conference Call
New Mountain Finance Corporation will host an earnings conference call and webcast at 10:00 am Eastern Time on Thursday, May 2, 2024. To participate in the live earning conference call, please use the following dial-in numbers or visit the audio webcast link. To avoid any delays, please join at least fifteen minutes prior to the start of the call.
•United States: +1 (877) 443-9109
•International: +1 (412) 317-1082
•Live Audio Webcast
A replay of the conference call can be accessed one hour after the end of the conference call through August 2, 2024. The full webcast replay will be available through May 2, 2025. To access the earnings webcast replay please visit the New Mountain Investor Relations website.
•United States: +1 (877) 344-7529
•International: +1 (412) 317-0088
•Access Code: 7036283
For additional details related to the quarter ended March 31, 2024, please refer to the New Mountain Finance Corporation Quarterly Report on Form 10-Q filed with the SEC and the supplemental investor presentation which can be found on the Company's website at http://www.newmountainfinance.com.

(1)Excludes non-controlling interest in New Mountain Net Lease Corporation (“NMNLC”).. For the quarter ended March 31, 2024 and 2023, $0.2 million and $0.3 million, respectively, is excluded from investment income, $0.0 million and $0.0 million, respectively, of net direct and indirect professional, administrative, other general and administrative is excluded from net expenses and $0.2 million and $0.3 million, respectively, is excluded from net investment income.
(2)Originations exclude payment-in-kind (“PIK”); originations, repayments, and sales excludes revolvers, unfunded commitments, bridges, return of capital, and realized gains / losses.
(3)Excludes the Company’s United States Small Business Administration (“SBA”) guaranteed debentures.
(4)Includes the regular quarter distribution and the supplemental distribution related to current quarter's earnings, paid in the following quarter.
(5)Dividend yield calculation uses the closing stock price of $12.72 on April 29, 2024 and $11.61 on May 5, 2023 and includes regular and supplemental dividends.
(6)Includes collateral for securities purchased under collateralized agreements to resell.
(7)References to “YTM at Cost” assume the accruing investments, including secured collateralized agreements, in the Company's portfolio as of a certain date, the ‘‘Portfolio Date’’, are purchased at cost on that date and held until their respective maturities with no prepayments or losses and are exited at par at maturity. This calculation excludes the impact of existing leverage. YTM at Cost uses the Sterling Overnight Interbank Average Rate ("SONIA”), Euro Interbank Offered Rate ("EURIBOR") and Secured Overnight Financing Rate (“SOFR”) curves at each quarter’s respective end date. The actual yield to maturity may be higher or lower due to the future selection of SONIA, EURIBOR and SOFR contracts by the individual companies in the Company’s portfolio or other factors.
(8)Includes investments in joint ventures.
(9)Includes investments held in NMNLC.
(10)Excludes NMFC Senior Loan Program III LLC ("SLP III"), NMFC Senior Loan Program IV LLC ("SLP IV") and NMNLC.
(11)Senior Loan Funds includes SLP III and SLP IV.

New Mountain Finance Corporation
Consolidated Statements of Assets and Liabilities
(in thousands, except shares and per share data)
(unaudited)

	March 31, 2024	December 31, 2023
Assets
Investments at fair value
Non-controlled/non-affiliated investments (cost of $2,330,396 and $2,283,490, respectively)	$2,279,598	$2,209,867
Non-controlled/affiliated investments (cost of $109,980 and $107,895, respectively)	113,281	133,659
Controlled investments (cost of $653,810 and $646,823, respectively)	677,103	667,796
Total investments at fair value (cost of $3,094,186 and $3,038,208, respectively)	3,069,982	3,011,322
Securities purchased under collateralized agreements to resell (cost of $30,000 and $30,000, respectively)	16,500	16,500
Cash and cash equivalents	107,467	70,090
Interest and dividend receivable	43,171	44,107
Receivable from broker	960	—
Deferred tax asset	68	594
Receivable from affiliates	50	82
Other assets	17,409	16,519
Total assets	$3,255,607	$3,159,214
Liabilities
Borrowings
Unsecured Notes	$686,663	$506,500
SBA-guaranteed debentures	300,000	300,000
Holdings Credit Facility	291,563	515,063
Convertible Notes	260,178	260,207
DB Credit Facility	182,000	186,400
NMFC Credit Facility	47,618	36,813
NMNLC Credit Facility II	2,938	2,853
Deferred financing costs (net of accumulated amortization of $56,248 and $54,263, respectively)	(24,370)	(22,387)
Net borrowings	1,746,590	1,785,449
Payable for unsettled securities purchased	94,079	—
Interest payable	23,071	20,440
Management fee payable	10,096	10,116
Incentive fee payable	9,389	8,555
Other liabilities	3,199	2,931
Total liabilities	1,886,424	1,827,491
Commitments and contingencies
Net assets
Preferred stock, par value $0.01 per share, 2,000,000 shares authorized, none issued	—	—
Common stock, par value $0.01 per share, 200,000,000 shares authorized, and 106,289,293 and 102,558,859 shares issued and outstanding, respectively	1,063	1,026
Paid in capital in excess of par	1,379,070	1,331,269
Accumulated undistributed earnings	(23,201)	(12,344)
Total net assets of New Mountain Finance Corporation	$1,356,932	$1,319,951
Non-controlling interest in New Mountain Net Lease Corporation	12,251	11,772
Total net assets	$1,369,183	$1,331,723
Total liabilities and net assets	$3,255,607	$3,159,214
Number of shares outstanding	106,289,293	102,558,859
Net asset value per share of New Mountain Finance Corporation	$12.77	$12.87

New Mountain Finance Corporation
Consolidated Statements of Operations
(in thousands, except shares and per share data)
(unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023
Investment income
From non-controlled/non-affiliated investments:
Interest income (excluding Payment-in-kind ("PIK") interest income)	$56,237	$60,758
PIK interest income	4,683	3,944
Dividend income	293	47
Non-cash dividend income	4,684	4,166
Other income	1,600	1,918
From non-controlled/affiliated investments:
Interest income (excluding PIK interest income)	368	9
PIK interest income	836	691
Non-cash dividend income	1,244	1,105
Other income	63	63
From controlled investments:
Interest income (excluding PIK interest income)	1,361	1,444
PIK interest income	4,135	4,388
Dividend income	12,683	10,995
Non-cash dividend income	1,496	1,230
Other income	873	1,195
Total investment income	90,556	91,953
Expenses
Interest and other financing expenses	31,016	30,796
Management fee	10,997	11,638
Incentive fee	9,389	9,597
Professional fees	1,067	965
Administrative expenses	968	1,048
Other general and administrative expenses	465	488
Total expenses	53,902	54,532
Less: management fee waived	(901)	(1,063)
Net expenses	53,001	53,469
Net investment income before income taxes	37,555	38,484
Income tax expense	1	96
Net investment income	37,554	38,388
Net realized (losses) gains:
Non-controlled/non-affiliated investments	(11,858)	(1,308)
Controlled investments	31	1,973
Foreign currency	—	12
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated investments	23,160	(2,929)
Non-controlled/affiliated investments	(22,463)	(16)
Controlled investments	2,320	8,797
Foreign currency	(23)	26
Provision for taxes	(637)	(131)
Net realized and unrealized (losses) gains	(9,470)	6,424
Net increase in net assets resulting from operations	28,084	44,812

Less: Net increase in net assets resulting from operations related to non-controlling interest in New Mountain Net Lease Corporation	(676)	(239)
Net increase in net assets resulting from operations related to New Mountain Finance Corporation	$27,408	$44,573
Basic earnings per share	$0.26	$0.44
Weighted average shares of common stock outstanding - basic	103,660,370	100,937,026
Diluted earnings per share	$0.26	$0.40
Weighted average shares of common stock outstanding - diluted	122,443,478	123,591,432
Distributions declared and paid per share	$0.36	$0.32

ABOUT NEW MOUNTAIN FINANCE CORPORATION
New Mountain Finance Corporation (NASDAQ: NMFC) is a leading business development company (BDC) focused on providing direct lending solutions to U.S. middle market companies backed by top private equity sponsors. Our portfolio consists primarily of senior secured loans, and select junior capital positions, to growing businesses in defensive industries that offer attractive risk-adjusted returns. Our differentiated investment approach leverages the deep sector knowledge and operating resources of New Mountain Capital, a global investment firm with approximately $50 billion of assets under management.
ABOUT NEW MOUNTAIN CAPITAL
New Mountain Capital ("NMC") is a New York-based investment firm that emphasizes business building and growth, rather than debt, as it pursues long-term capital appreciation. The firm currently manages private equity, credit and net lease investment strategies with approximately $50 billion in assets under management. New Mountain seeks out what it believes to be the highest quality growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, please visit http://www.newmountaincapital.com.
FORWARD-LOOKING STATEMENTS
Statements included herein may contain “forward-looking statements”, which relate to our future operations, future performance or our financial condition. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including changes in base interest rates and significant volatility on our business, portfolio companies, our industry and the global economy. Actual results and outcomes may differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those described from time to time in our filings with the Securities and Exchange Commission or factors that are beyond our control. New Mountain Finance Corporation undertakes no obligation to publicly update or revise any forward-looking statements made herein, except as may be required by law. All forward-looking statements speak only as of the time of this press release.
CONTACT
New Mountain Finance Corporation
Investor Relations
Laura C. Holson, Authorized Representative
NMFCIR@newmountaincapital.com
(212) 220-3505